UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2012

Commission File Number:  00025940

Glowpoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	770312442
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
430 Mountain Avenue, Suite 301, Murray Hill, New Jersey 07974 (Address of principal executive offices)
973-855-3411 (Registrant’s telephone number) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

On May 9, 2012, the Board of Directors of Glowpoint, Inc. (the “Company”) appointed Tolga Sakman, age 38, as the Company’s interim Chief Financial Officer, effective immediately.  Mr. Sakman will hold such title, in addition to his current responsibilities, until such time as a permanent CFO is appointed.

The Company has employed Mr. Sakman as Senior Vice President, Corporate Development and Strategy since July 2011.  Prior to joining the Company, Mr. Sakman held a position with the TelePresence Technology Group of Cisco Systems, Inc. from April 2010 until June 2011, working on market development initiatives.  Prior to Cisco’s acquisition of Tandberg in December 2009, Mr. Sakman was employed by Tandberg as Senior Manager – M&A and Alliances.  Mr. Sakman earned his MBA in Strategy and Entrepreneurial Finance from Penn State University, his M.Sc. in Engineering from University of Cincinnati in and his B.Sc. in Engineering from Orta Dogu Teknik Universitesi in Turkey.

There are no family relationships between Mr. Sakman and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his additional duties as interim Chief Financial Officer, Mr. Sakman will receive an annual salary of $200,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2012	GLOWPOINT, INC. /s/ Joseph Laezza
Joseph Laezza President an d Chief Executive Officer